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                                                                   Exhibit 10.27

                   DOW JONES INTERACTIVE PUBLICATIONS LIBRARY
                           INTERNET GATEWAY AGREEMENT

         THIS AGREEMENT dated as of July 14, 1998 (the "Effective Date") is between DOW JONES & COMPANY, INC., a Delaware corporation ("Dow Jones") and MEDSCAPE, INC., a legal entity organized under the laws of New York ("Gateway").


         Dow Jones publishes, markets, and sells an electronic business and financial information service through which subscribers can access, display, search and retrieve business, financial and similar news and information from databases of content, currently called the Dow Jones Publications Library (the "Publications Library"), a section of the Dow Jones Interactive service. The Publications Library is published and accessible via the World Wide Web portion of the Internet, among other platforms and methods. Gateway owns or has the legal right to operate an electronic information service, more fully described and defined on Exhibit A (the "Gateway Service"). Gateway wants to offer customers of its Gateway Service the opportunity to access, display, search and retrieve content from the Publications Library (the "Publications Library Content") through or from the Gateway Service, and Dow Jones wants to grant Gateway the right to do so, all subject to the terms set forth in this Agreement. Therefore, Dow Jones and Gateway agree as follows:

         1.       SPECIFICATIONS; TESTING PROCEDURES.

                  (a) SPECIFICATIONS. In connection with all aspects of making access to, and displaying, searching and retrieval of, Publications Library Content available through the Gateway Service, Gateway shall comply with the terms of this Agreement and the then-current versions of the Dow Jones Publications Library Gateway Program Integration Toolkit (collectively, the "Specifications"), a copy of which Gateway acknowledges having received. In the event of a conflict or ambiguity between a term in this Agreement and the Specifications, the term in this Agreement shall prevail in meaning and interpretation and be deemed to reflect the agreement of the parties.

                  (b) TESTING PROCEDURES. Upon Gateway's request, Dow Jones will provide Gateway with a reasonable amount of technical assistance, via telephone and during Dow Jones's normal business hours, regarding the Specifications, capacity planning, links integration, and other matters that may be agreed to by Dow Jones. Prior to permitting any third party to access or receive any Publications Library Content through or from the Gateway Service, Gateway shall provide Dow Jones reasonable amounts of unrestricted access to the Gateway Service, at no charge to Dow Jones, for testing, and review to determine whether the Gateway Service and its access to, display of, and transmission and delivery of Publications Library Content complies with the Specifications and this Agreement (the "Testing Procedures"). If, in Dow Jones' sole discretion, the Gateway Service successfully completes the Testing Procedures, Dow Jones shall promptly notify Gateway in writing of such successful completion. If the Gateway Service does
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not complete successfully the Testing Procedures, Gateway may alter or modify its access to, display of, or transmission or delivery of Publications Library Content and resubmit the Gateway Service for Testing Procedures. If for any reason the Gateway Service fails to complete successfully the Testing Procedures, Dow Jones shall have no obligation to appoint Gateway as an authorized marketing representative for the Publications Library, or to permit access to any Publications Library Content through or from the Gateway Service, and Dow Jones shall have no further obligations to Gateway hereunder.

                  (c) MODIFICATIONS. Dow Jones may, from time to time, make modifications to the Publications Library and/or the Specifications ("Modifications"). Dow Jones will deliver to Gateway reasonable advance notice of any Modifications and of any additional Testing Procedures required in connection therewith. Gateway, at its expense, shall use reasonable commercial efforts to make any necessary alterations to the Gateway Service to conform to such Modifications ("Gateway Alterations"), in accordance with a reasonable timetable specified by Dow Jones (the "Alteration Schedule"). Gateway shall make reasonable amounts Of unrestricted access to the revised Gateway Service available to Dow Jones, at no charge to Dow Jones, for Testing Procedures to determine whether the Gateway Alterations conform to such Modifications and this Agreement. In no event will the Alteration Schedule require any Gateway Alterations and Testing Procedures to be completed in less than sixty (60) days after Gateway received the Alteration Schedule and Modifications. If Gateway is unable, after using reasonable commercial efforts, to make the necessary Gateway Alterations, or if such Gateway Alterations do not successfully complete the Testing Procedures, either party may terminate this Agreement pursuant to the terms in Section 9(d) of this Agreement.

         2.       CERTAIN DEFINITIONS.

                  (a) GATEWAY SERVICE CUSTOMER DEFINITION. A "Gateway Service Customer" shall be defined as an individual (i.e., not a legal or juristic entity) who uses the Gateway Service.

                  (b) PUBLICATIONS LIBRARY SUBSCRIBER. A "Publications Library Subscriber" shall be defined as any and each individual who is a Gateway Service Customer, who agrees to be legally bound by the DJ Subscription Agreement, and who obtains access to or uses any Publications Library Content through or from or in connection with or while using the Gateway Service.

                  (c) DJ SUBSCRIPTION AGREEMENT. A copy of the standard Dow Jones Interactive Subscription Agreement for individual subscribers, as of the Effective Date, is attached as Exhibit B. Dow Jones shall have the right to amend or update the DJ Subscription Agreement at any time in its sole discretion. Each time Dow Jones revises the DJ Subscription Agreement during the Term, Dow Jones shall deliver a copy of the revision to Gateway prior to the effective date of such revision.

           (d) COMMERCIAL AVAILABILITY DATE. "Commercial Availability Date" shall be

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defined as the first date any portion of the Publications Library Content is first made commercially available to Gateway Service Customers through or from the Gateway Service.

         3.       RESPONSIBILITIES AS MARKETING REPRESENTATIVE.

                  (a) APPOINTMENT. Upon notifying Gateway that the Gateway Service has successful completed the Testing Procedures, Dow Jones will appoint Gateway as a non-exclusive authorized marketing representative for the Publications Library Content through or from the Gateway Service. Gateway hereby accepts such appointment, and agrees to use commercially reasonable efforts to promote and market Publications Library Content to customers of the Gateway Service, and cause Gateway Service Customers to become Publications Library Subscribers.

                  (b) NONEXCLUSIVE APPOINTMENT. Nothing in this Agreement shall in any way limit Dow Jones' right to appoint other authorized marketing representatives for the Publications Library, or to locate and contract with Publications Library customers through its own direct efforts.

                  (c) EQUIPMENT AND COMMUNICATIONS LINES. Gateway shall acquire, install, operate and maintain, at its expense, all equipment, computers, software, communications lines (if any), services and related technology necessary to perform this Agreement and permit Gateway Service Customers to use, access, display, search and retrieve Publications Library Content in accordance with the Specifications and this Agreement.

                  (d) PROMOTIONAL MATERIALS. Gateway shall not use, publish or distribute, or cooperate with any third party or use, publish, or distribute, any press releases, or promotional, sales or advertising material (collectively,"Materials") regarding the Publications Library, or this Agreement, or containing the marks Dow Jones, The Wall Street Journal, or other trademark or trade name known by Gateway to be owned by Dow Jones, without the prior written approval of Dow Jones. Similarly, Dow Jones shall not use, publish or distribute, or cooperate with any third party to use, publish, or distribute, any Materials regarding this Agreement, or containing the mark Medscape, or other trademark or trade name known by Dow Jones to be owned by Gateway, without the prior written approval of Gateway. The foregoing shall not be construed to restrict Dow Jones from engaging in any of its normal news gathering or publishing activities. All samples of such materials delivered by a party to the other party for such review shall be in English or translated into English. If a party has not notified the other party of its disapproval within ten (10) days after such party delivers samples of a particular item of Material, such Material shall be deemed approved. Any breach by a party of this Section, among others, shall be deemed a material breach of this Agreement.

                  (e) CUSTOMER SERVICE. Gateway shall promptly consult with Dow Jones by email, telephone, or other means agreed to by both parties, regarding all questions and complaints from Gateway Service Customers regarding the Publications Library that Gateway personnel

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receive. Gateway shall not answer, and shall promptly refer to Dow Jones by email, telephone, or other means agreed to by both parties, all questions and complaints from Publications Library Subscribers regarding use of the Publications Library, specific items of content within the Publications Library (such as, but not limited to, allegations of errors or omissions in content, etc.), and regarding billing and payment for Publications Library Content, and Dow Jones shall be responsible for promptly and professionally handling such questions and complaints. Gateway shall have at least one customer service representative available to Publications Library Subscribers, by telephone and by email messages, at all times from Monday through Friday, 8AM through 9PM, Eastern U.S. Time.

                  (f) CONTACT PERSONS. Each party shall designate one or more individuals as that party's principal person(s) (each, a "Contact Person") to contact for problems or questions that arise in the following areas: Technology and Communications; Customer Service; and Management/Miscellaneous. Each party shall ensure that such party has at least one Contact Person for Technology and Communications issues immediately available at all times, 24 hours per day and 7 days per week. Exhibit C lists the Contact Persons for each Party as of the Effective Date. A party may change designated Contact Persons by delivering notice pursuant to Section 10(a).

         4.       PUBLICATIONS LIBRARY PRESENTATION STANDARDS.

                  (a) RESTRICTIONS. Gateway shall not make any of the Publications Library available for use, access, display, searching or retrieval:
(1) other than as a separate branded area through or from the Gateway Service;
(2) other than through the Gateway Service as a "gateway"; or (3) through an additional "gateway" or other third party service which incorporates or "bundles" the Gateway Service as one information source or service of many available through such third party's software or service or Internet site. Gateway shall not permit a Gateway Service Customer to access the Publications Library via any interactive online or electronic information service other than the Gateway Service, except to the extent that a Gateway Service Customer uses one of such services merely to connect to the Internet and then links to the Gateway Service using browser software. Gateway shall not make the Publications Library Content available in any "public" or "free" area, or area accessible without a password, on the World Wide Web, except for Citations that are displayed as Index Search Results (both defined in the Specifications). Gateway shall not combine Publications Library Content with any content from third parties, such that, for example, a single search request displayed results from the Publications Library as well as results from another information service. Without Dow Jones' prior written consent in advance, and except for Citations that are displayed as Index Search Results as set forth in the Specifications, Gateway shall not make any Publications Library Content available for free, or without payment of monetary compensation, nor shall Gateway charge any Gateway Service Customer any amount for access to, searching in, or retrieval of any Publications Library Content.

                  (b) NO FRAMING; THIRD PARTY ADVERTISING. Except as set forth in the

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Specifications, Gateway shall not "frame" or otherwise permit matter not authorized by Dow Jones to appear on the same screen display as, or obscure, any portion of the Publications Library. Gateway shall cause all advertising or promotional material that appear on the same screen display or web page as any Publications Library Content or any Dow Jones trademark, logo or trade name, to comply with the then-current Dow Jones Online Advertising Guidelines, as amended from time to time by Dow Jones in its sole discretion (the "Ad Guidelines"). The current version of the Ad Guidelines are attached as Exhibit D. Dow Jones will deliver at least thirty (30) days' advance notice prior to amending the Ad Guidelines.

                  (c) NO STORAGE OR ALTERATION. Except as specifically permitted in the Specifications, Gateway shall not: (1) cache or store, or authorize any other party (including, without limitation, any Gateway Service Customer) to cache or store, temporarily or permanently, any Publications Library Content for subsequent distribution, display or retrieval; or (2) alter, in any manner, the content, format or presentation of the Publications Library.

                  (d) FINAL PRESENTATION REVIEW AND SERVICE PRESENTATION. Gateway shall cause the Publications Library to appear to Gateway Service Customers as a separate, Dow Jones-branded area or service, and shall not permit any other content to appear on screen displays with Publication Library Content, other than advertisements or promotional materials that comply with this Agreement, and information and navigational features which may appear within the Top Bar Frame and Left Bar Frame specifically authorized in the Specifications. Dow Jones shall have the right to approve the final design and presentation of the Publications Library through or from the Gateway Service prior to the Commercial Availability Date, and shall have the right to require reasonable changes in the presentation of links to the Publications Library from time to time during the Term. Gateway shall provide Dow Jones with a reasonable number of passwords for the Gateway Service to enable Dow Jones to review, free of charge, the design and presentation of the Gateway Service.

                  (e) THIRD PARTY DATABASES. The Publications Library consists of databases and content owned and supplied by Dow Jones ("DJ Databases") and databases and content owned and supplied to Dow Jones by third parties ("Third Party Databases"). Gateway acknowledges and agrees that (1) Dow Jones, in its sole discretion, may from time to time add or delete DJ Databases and/or Third Party Databases available through the Publications Library; (2) nothing in this Agreement shall prohibit the providers of the Third Party Databases from distributing such Third Party Databases either directly or indirectly; and (3) the availability of a Third Party Database in the Publications Library for distribution to certain customers or for access through the Gateway Service is subject to the continuation and extent of the license agreement between Dow Jones and the provider of such Third Party Database with respect thereto. If the number of "Health, Medicine & Biotechnology" sources in the Publication Library falls below 250, Gateway may terminate this Agreement by delivering 30 days prior written notice to Dow Jones.

                  (f) LEGAL RESEARCH SERVICE. Gateway shall not offer any "Legal Research

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Materials" (as defined below) contained in or available through, either directly or indirectly, the Gateway Service, in combination with any of the Publications Library Content, to create an information service or product that is packaged, priced and marketed specifically to serve the professional legal research needs of lawyers, legal professionals, accounting professionals or tax professionals in the United States. "Legal Research Materials" mean any statutes, laws, court opinions, case reports, regulations, court rules, administrative rulings, legislative history, legal periodicals, legal treatises or legal citators.

         5.       PRICING AND BILLING.

                  (a) PRICING. Dow Jones shall establish, in its sole discretion, the pricing for access to, use of, display of, searching in, and retrieval of Publications Library Content through or from the Gateway Service ("Fees"). Dow Jones will deliver its schedule of Fees to Gateway prior to the Commercial Availability Date. If Dow Jones changes its schedule of Fees at any time during the Term, Dow Jones will deliver Such amended schedule of Fees to Gateway at least fifteen (15) days prior to the date such amended schedule will take effect. Dow Jones shall have the right to retain all revenue from ads sold on frames designated for Dow Jones' use in the Specifications. Similarly, Gateway shall have the right to retain all revenue from ads sold in frames designated for Gateway's use in the Specifications.

                  (b) BILLING AND COLLECTION. Dow Jones will bill Publications Library Subscribers for all Fees, and shall use reasonable commercial efforts to collect all payments due from such billings. In addition, Dow Jones shall bill Publications Library Subscribers for all applicable sales, use or other similar taxes and shall remit to the appropriate Government agency the taxes collected (collectively, "Sales Taxes").

                  (c) GATEWAY'S COMMISSION. In consideration of its undertakings hereunder, for each calendar month during the Term, Dow Jones shall pay Gateway a commission (the "Commission") as defined on Exhibit E.

                  (d) MONTHLY REPORT; PAYMENT. Within forty-five (45) days after the end of each calendar month, Dow Jones shall prepare and deliver a written report (the "Monthly Report") to Gateway listing for the calendar month at issue the information set forth on Exhibit E. Along with the Monthly Report, Dow Jones shall deliver a check in an amount equal to the Commission for such month, calculated and paid in U.S. Dollars.

                  (e) MAINTENANCE AND INSPECTION OF RECORDS. Each party shall maintain complete and accurate books and records of all information necessary to determine compliance with its obligations under this Agreement ("Records"). Each party shall have the right itself or through its authorized representatives, upon at least seven (7) days' prior written notice but no more often than once each calendar year, to inspect the other party's Records at the other party's location where such Records are kept, during such other party's regular business hours. All information gained by the inspecting party or its authorized representatives from any such

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inspection shall be treated as Confidential Information subject to Section 8, and will be used solely for the purpose of verifying compliance with the obligations contained herein.


         6.       PROPRIETARY RIGHTS.

                  (a) OWNERSHIP; COPYRIGHT. Gateway acknowledges and agrees that all ownership and proprietary rights (including, without limitation, the copyright and database proprietary rights) to the Publications Library and the contents thereof are and shall remain the property of Dow Jones or its licensors. Gateway shall give proper notice to Gateway Service Customers of Dow Jones' copyright in the Publications Library, and shall not remove or alter any copyright notices appearing in any Publications Library Content.

                  (b) INFRINGEMENT. Gateway shall promptly advise Dow Jones of any possible infringement of which Gateway becomes aware of any of Dow Jones' trademarks, copyrights, database proprietary rights, trade secrets or other proprietary rights, or any misuse of Publications Library Content or breach of the DJ Subscription Agreement by a Publications Library Subscriber.

         7.       INDEMNIFICATION; DISCLAIMER.

                  (a) BY DOW JONES. In the event of any claim by any third party against Gateway arising out of or resulting from the content in the Publications Library (other than claims for which Dow Jones may seek indemnification from Gateway under Section 7(b) below), Gateway shall promptly notify Dow Jones, and Dow Jones shall defend such claim, Suit or action in Gateway's name but at Dow Jones' expense. Dow Jones shall indemnify and hold harmless Gateway against any judgment, liability, loss, cost or damage (including, without limitation, litigation costs and reasonable attorneys' fees) arising from or related to such claim, whether or not such claim is successful. Gateway shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Dow Jones shall not be required to pay any settlement amount that it has not approved in advance, Dow Jones shall direct and control the conduct of the defense, and Gateway shall pay all costs and expenses in connection with such chosen counsel.

                  (b) BY GATEWAY. In the event of any claim by any third party against Dow Jones arising out of or resulting from: (1) any defect, error or omission caused by Gateway in reformatting, displaying, retrieving, transmitting or otherwise distributing content in the Publications Library on or through the Gateway Service, or (2) an allegation that the Gateway Service infringes any patent, trade secret, copyright, or other intellectual property right of any third party, or (3) any use or distribution or display of Publications Library Content in violation of the Specifications or this Agreement, or (4) the advertising or promotion for the Publications Library Content by Gateway (except in the case of third party claims arising out or resulting from language about the Publications Library in a press release or promotional material that was approved by Dow Jones), Dow Jones shall promptly notify Gateway, and Gateway shall defend

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such claim, suit or action in Dow Jones' name but at Gateway's expense. Gateway shall indemnify and hold harmless Dow Jones against any judgment, liability, loss, cost or damage (including, without limitation, litigation costs and reasonable attorneys' fees) arising from or related to such claim, whether or not such claim is successful. Dow Jones shall have the right, at its expense, to participate in the defense of such claim through counsel of its own choosing; provided, however, that Gateway shall not be required to pay any settlement amount that it has not approved in advance, Gateway shall direct and control the conduct of the defense, and Dow Jones shall pay all costs and expenses in connection with such chosen counsel.

                  (c) DISCLAIMER; LIMITATION ON DAMAGES. DOW JONES PROVIDES THE PUBLICATIONS LIBRARY CONTENT "AS IS", WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES. DOW JONES AND ITS LICENSORS DO NOT WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS, ADEQUACY, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE CONTENT PROVIDED AS PART OF THE PUBLICATIONS LIBRARY. EXCEPT FOR AMOUNTS OWED TO GATEWAY PURSUANT TO SECTION 7(A) OF THIS AGREEMENT, DOW JONES AND ITS LICENSORS SHALL NOT BE LIABLE TO GATEWAY OR TO ANY THIRD PARTY IN RESPECT OF ANY ACTUAL OR ALLEGED ERROR, OMISSION, INACCURACY, UNTIMELINESS, OR INADEQUACY IN SUCH CONTENT, AND HEREBY DISCLAIM ANY WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. GATEWAY SHALL NOT MAKE ANY STATEMENT RESPECTING DOW JONES OR THE PUBLICATIONS LIBRARY CONTENT THAT IS CONTRADICTORY OR INCONSISTENT WITH THE FOREGOING STATEMENTS OR WITH THE DJ SUBSCRIPTION AGREEMENT. EXCEPT FOR AMOUNTS PAID PURSUANT TO SECTION 7 OR IN CONNECTION WITH A BREACH OF SECTION 8 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HERETO FOR ANY DAMAGES OTHER THAN DIRECT AND STATUTORY DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL, SPECIAL, INDIRECT, AND EXEMPLARY DAMAGES.

         8.       CONFIDENTIAL INFORMATION.

                  Gateway and Dow Jones understand and agree that in the performance of this Agreement each party may have access to private or confidential information of the other party, including but not limited to, trade secrets, marketing and business plans, pricing information, and technical, technological and operational information, which is designated as confidential by the disclosing party in writing, whether by letter or by the use of a proprietary stamp or legend, prior to or at the time it is disclosed to the other party ("Confidential Information"). Gateway acknowledges and agrees that all Specifications, and all technical, technological and operational information about the Publications Library, are Confidential Information of Dow Jones. In addition, private or confidential information that is orally disclosed to the other party shall constitute Confidential Information if within ten (10) days after such disclosure the disclosing party delivers to the receiving party a written document describing such Confidential Information

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and referencing the place and date of such oral disclosure and the names of the employees of the party to whom such disclosure was made. Each party agrees that the terms and conditions of this Agreement shall be deemed Confidential Information of the other party hereto. Each party agrees that: (i) all Confidential Information shall remain the exclusive property of the owner; (ii) it shall maintain, and shall use prudent methods to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information; (iii) it shall not, and shall use prudent methods to ensure that its employees and agents do not, copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information; and (iv) it shall return or destroy all copies of Confidential Information upon request of the other party. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it: (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party,
(ii) is disclosed to third parties by the disclosing party without restriction on such third parties, (iii) is in the receiving party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement,
(iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (v) is independently developed by the receiving party without reference to the disclosing party's Confidential Information, (vi) is released from confidential treatment by written consent of the disclosing party, or (vii) is required to be disclosed by operation of law.

         9.       TERM AND TERMINATION.

                  (a) TERM. The initial term of this Agreement shall commence on the Effective Date, and unless terminated earlier pursuant to this Agreement, shall terminate one (1) year after the Commercial Availability Date (the "Initial Term"). The term hereof shall be extended for consecutive additional one-year periods (each, a "Renewal Term"), unless either party delivers to the other party notice of its election not to renew at least ninety (90) days prior to the end of the Initial Term, or any Renewal Term, as the case may be. The "Term" shall be defined as the Initial Term and all Renewal Terms, if any.

                  (b) TERMINATION FOR DEFAULT. If either party defaults in the performance of or compliance with any provision contained in this Agreement and such breach is not cured within thirty (30) days after written notice thereof was given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and the rights granted hereunder shall terminate on the date specified in such further notice. The party giving such notice of termination shall have such other remedies as the law or equity may afford, and such party's rights and remedies on breach or default by the other party are cumulative and not exclusive of those other remedies.

                  (c) CHANGE IN CONTROL. If there occurs during the term hereof any change in the effective voting control of Gateway or any merger into or acquisition by any third party of Gateway, or the sale or transfer of the Gateway Service or substantially all of Gateway's assets to any third party (a "Control Event"), Gateway shall notify Dow Jones in writing of such Control

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Event within ten (10) days after its effectiveness, and Dow Jones may, within thirty (30) days after receipt of such notice, terminate this Agreement upon at least sixty (60) days' prior written notice. Gateway may notify Dow Jones in writing of any proposed Control Event prior to its proposed effectiveness, and Dow Jones shall within thirty (30) days after receipt of such notice, notify Gateway in writing whether Dow Jones would exercise its right to terminate this Agreement if such proposed Control Event were consummated.

                  (d) GATEWAY ALTERATIONS. If, pursuant to Section l(c), Gateway is unable, after using reasonable commercial efforts, to make the necessary Gateway Alterations, or if such Gateway Alterations do not successfully complete the Testing Procedures, either party may terminate this Agreement by delivering at least thirty (30) days prior notice to the other party.

                  (e) TERMINATION OF PUBLICATIONS LIBRARY. Either party may terminate this Agreement, upon at least ninety (90) days advance notice, if Dow Jones ceases publishing the Publications Library via the World Wide Web, or if Gateway ceases offering or publishing the Gateway Service substantially as it existed on the Commercial Availability Date.

                  (f) INSOLVENCY. In the event that either party shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by such party seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within sixty (60) days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party affected by any such Event of Bankruptcy shall immediately give notice thereof to the other party, and the other party at its option may terminate this Agreement upon delivery of notice.

                  (g) EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement for any reason, Gateway shall immediately (1) cease all marketing and selling of the Publications Library; (2) inhibit all access to and display of the Publications Library Content through or from the Gateway Service; and return to Dow Jones, at Gateway's expense, all Dow Jones Confidential Information in its possession, together with a written statement by a senior officer of Gateway that all such Confidential Information has been so returned. Upon the expiration or termination of this Agreement for any reason, Dow Jones shall immediately return to Gateway, at Dow Jones' expense, all Gateway Confidential Information in its possession, together with a written statement by a senior officer of Dow Jones that all such Confidential Information has been so returned.

         10.      MISCELLANEOUS.

                  (a) NOTICES. All notices, requests and other communications hereunder ("Notices") shall be in writing. All Notices shall be delivered in person, by reliable overnight courier service, by facsimile transmission, by email with confirmation of delivery, or by U.S. first

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class mail, to the address or facsimile number of the party set forth below, or to such other addresses as may be stipulated in writing by the parties pursuant hereto. A Notice shall be deemed delivered and received, and effective, on the date it is officially recorded as delivered, as evidenced by delivery receipt or equivalent.

                  (b) AMENDMENT. This Agreement may not be amended except by written instrument executed by an authorized representative of Gateway and Dow Jones.

                  (c) BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors and permitted assigns. No assignment of any right or delegation of any duty under this Agreement shall be made by either party, by operation of law or otherwise, without the prior written consent of the other. Any such purported assignment or delegation or other transfer without such prior written consent of the other party hereto shall be void.

                  (d) HEADINGS. The headings of sections and paragraphs are included for convenience of reference only and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  (e) SURVIVAL OF CERTAIN PROVISIONS. Notwithstanding the expiration or termination of this Agreement, Sections 5(b), 5(c), 5(d), 5(e), 6, 7, 8, 9(g) and 10, and all payment obligations accruing, but not paid, prior to such expiration or termination, shall survive the expiration or termination of this Agreement.

                  (f) WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

                  (g) SEPARABILITY. If any provision of this Agreement shall be held to be unenforceable, the remainder of the Agreement shall not be affected by such holding.

                  (h) EXCUSE OF PERFORMANCE. Performance by either party under this Agreement shall be subject to and shall be excused to the extent and during the period that it shall be rendered impossible by any event, condition or occurrence beyond the reasonable control of such party.

                  (i) RELATIONSHIP OF THE PARTIES. This Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties. Neither party nor any of their respective directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an agent or employee of the other.

                  (j) GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts wholly made and wholly performed in New York. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

                  (k) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  (l) ENTIRE AGREEMENT. This Agreement contains the final and entire agreement of the parties on the subject matter herein, and supersedes all previous oral and written understandings, negotiations, and agreements on the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement through their respective authorized representatives as of the Effective Date.

DOW JONES & COMPANY, INC.                       MEDSCAPE, INC.



By:     /s/ Jessica Perry                       By:      /s/ Paul T. Sheils
   -------------------------------                 ----------------------------
Name:    Jessica Perry                          Name: Paul T. Sheils
Title: Director, Distribution Strategy          Title:  CEO
                                                Date Signed:  7/13/98:

Notice Addresses for Dow Jones:                 Notice Addresses for Gateway:

U.S. Highway One at Ridge Road                  134 West 29th Street
South Brunswick, New Jersey 08852                        New York, NY 10001
Attn.:   Director, Content Distribution,
         Dow Jones Interactive Publishing
phone:   609-520-4902
fax:     609-520-4072
email: jperry@wsj.dowjones.com

with a copy to:

[same address]
Attn.:   Legal Department
phone:   609-520-4094
fax:     609-520-4021
email: bob.firestone@cor.dowjones.co

                              SCHEDULE OF EXHIBITS


                  A                 Definition of Gateway Service

                  B                 Standard DJ Subscription Agreement

                  C                 Contact Persons for Each Party

                  D                 Dow Jones Online Advertising Guidelines

                  E                 Commission; Monthly Report

                                    EXHIBIT A

                          DEFINITION OF GATEWAY SERVICE

At www.medscape.com, Gateway maintains a site on the World Wide Web offering content and services for the medical community. The site is free to users, but access to certain sections requires that the user first register with the Gateway. The site's content and services include: Full-text, peer-reviewed clinical medicine articles; Medscape's Journal Club Forum for member discussions; Smart "hyper-keyword" searches; Navigable article outline; graphics; annotated links to Internet resources; ability to search Medscape's database of full-text articles; medical news Self-assessment features; continuing medical education resources; free subscription to Medscape's a weekly email newsletter highlighting what's new on Medscape.

EXHIBIT B

                       STANDARD DJ SUBSCRIPTION AGREEMENT
                           SUBSCRIPTION AGREEMENT FOR
                        DOW JONES INTERACTIVE ON THE WEB

               THIS AGREEMENT WAS LAST UPDATED ON [MAY 21, 1998].

Dow Jones Interactive is a news and information service from Dow Jones & Company, Inc. By clicking the "I Accept" button, and using Dow Jones Interactive, you are indicating that you are 18 years old or older, and that you agree to be bound by all of the terms in this Subscription Agreement. You may print and keep a copy of this Agreement. Dow Jones may change the terms in this Subscription Agreement. When the terms are changed, Dow Jones will notify you by e-mail and/or online postings. The changes also will appear in this document, which you can access at any time by selecting Help " ?", then Subscription Agreement. By accessing Dow Jones Interactive after any change in this Subscription Agreement is posted, you agree to be bound by all of the changes as well.

PRIVACY OF INFORMATION

By clicking the "I Accept" button, you also are agreeing that Dow Jones may store information you provide as part of the registration process and usage information, and provide aggregate statistical information about subscribers to advertisers, potential advertisers, and content licensors. Dow Jones also may use the information to inform you about other Dow Jones publications, products and services, unless you notify Dow Jones that you do not wish to receive this information. Dow Jones also may deliver additional messages about the Service to you by e-mail.

As a general policy, Dow Jones does not disclose to third parties any specific personal identifying information about you, such as your name, address, phone number, or email address ("Personal Identifying Information"). Dow Jones will not disclose any of your Personal Identifying Information to a third party without first notifying you and giving you an opportunity to elect not to have your Personal Identifying Information disclosed.

MANUALLY SIGNED PAPER AGREEMENTS

If Dow Jones and you or your employer have manually signed a paper version of a contract governing your use of Dow Jones Interactive, or if you or your employer subscribe to Dow Jones Interactive pursuant to an Enterprise Subscription Agreement, the terms in that manually signed, paper document or Enterprise Subscription Agreement are not amended by, and supersede, terms in this Subscription Agreement.

FEES AND PAYMENTS

You can always find the current Subscription Fees and charges posted in Pricing "$". Your subscription will continue until terminated by Dow Jones or until you notify Dow Jones by telephone or electronic mail of your decision to terminate your subscription. You agree to pay or have paid all fees and charges incurred in connection with your user name or password at the rates in effect when the fees and charges were incurred. All fees and charges are nonrefundable. Dow Jones may charge late fees on overdue accounts, and you agree to pay or to have paid all costs (including, without limitation, attorneys' fees) incurred to collect overdue amounts. Dow Jones may change the Subscription Fees and charges then in effect, or add new fees or charges, by giving you notice in advance.

All fees and charges incurred in connection with your user name or password will be billed to the credit card you designate during the registration process for Dow Jones Interactive or the service which provides you access to Dow Jones Interactive (or, if agreed in advance by Dow Jones, billed by paper invoice.) If there are any annual, monthly or similar periodic fees for your Dow Jones Interactive subscription, these fees will be billed automatically to your credit card at the start of the annual, monthly or similar period, and at the start of each renewal period, unless you terminate your Subscription before the relevant period begins. If you want to designate a different credit card or there is a change in your credit card validity or expiration date, or if you believe someone has accessed Dow Jones Interactive using your user name or password without your authorization, you must call Dow Jones Customer Service at the telephone numbers posted in Help "?". You also are responsible for any fees or charges incurred to access Dow Jones Interactive through an Internet access provider or other third party service. YOU, AND NOT DOW JONES, ARE RESPONSIBLE FOR PAYING ANY AMOUNTS BILLED TO YOUR CREDIT CARD BY A THIRD PARTY, WHICH WERE NOT AUTHORIZED BY YOU.

IF DOW JONES AND YOU OR YOUR EMPLOYER HAVE MANUALLY SIGNED A PAPER VERSION OF A CONTRACT GOVERNING YOUR USE OF DOW JONES INTERACTIVE, OR IF YOU OR YOUR EMPLOYER SUBSCRIBE TO DOW JONES INTERACTIVE PURSUANT TO AN ENTERPRISE SUBSCRIPTION AGREEMENT, SOME OR ALL OF THESE "FEES AND PAYMENTS" TERMS MAY NOT APPLY TO YOU. PLEASE CONTACT YOUR EMPLOYER FOR DETAILS.

COPYRIGHT AND LIMITATIONS ON USE

Only one individual may access Dow Jones Interactive at the same time using the same user name or password, unless agreed otherwise by Dow Jones. The content available through Dow Jones Interactive is the property of Dow Jones or its licensors and is protected by copyright and other intellectual property laws. Content received through Dow Jones Interactive may be displayed, reformatted and printed for your personal, non-commercial use only. You are not to reproduce, retransmit, distribute, display, sell, publish, broadcast or circulate any content received through Dow Jones Interactive to anyone, including but not limited to others in the same company or organization, without the express prior consent of Dow Jones, with this one exception:

You may, on an occasional and irregular basis, disseminate an insubstantial portion of content retrieved from Dow Jones Interactive, for a noncommercial purpose, without charge, and in non- electronic form, to a limited number of individuals, provided you include all copyright and other proprietary notices with such portion of the content in the same form in which the notices appear in Dow Jones Interactive, and the phrase "Used with permission from Dow Jones Interactive." To request consent for other matters, please send an e-mail using the Feedback icon.

Dow Jones Interactive includes facts, views, opinions and recommendations of third parties deemed of interest. Dow Jones and its content licensors do not guarantee the accuracy, completeness or timeliness of, or otherwise endorse, these views, opinions or recommendations, give tax or investment advice, or advocate the purchase or sale of any security or investment.

DISCLAIMER OF WARRANTIES AND LIABILITY

Due to the number of sources from which content on Dow Jones Interactive is obtained, and the inherent hazards of electronic distribution, there may be delays, omissions or inaccuracies in such content and Dow Jones Interactive. DOW JONES AND ITS AFFILIATES, AGENTS AND LICENSORS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE CONTENT AVAILABLE THROUGH DOW JONES INTERACTIVE OR DOW JONES INTERACTIVE ITSELF. DOW JONES AND ITS AFFILIATES, AGENTS OR LICENSORS SHALL NOT BE LIABLE TO YOU OR ANYONE ELSE FOR ANY LOSS OR DAMAGE, OTHER THAN DEATH OR PERSONAL INJURY RESULTING DIRECTLY FROM USE OF DOW JONES INTERACTIVE, CAUSED IN WHOLE OR PART BY CONTINGENCIES BEYOND THEIR CONTROL OR NEGLIGENCE IN PROCURING, COMPILING, INTERPRETING, REPORTING OR DELIVERING DOW JONES INTERACTIVE AND ANY CONTENT THROUGH DOW JONES INTERACTIVE. IN NO EVENT WILL DOW JONES, ITS AFFILIATES, AGENTS OR LICENSORS BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DECISION MADE OR ACTION TAKEN BY YOU IN RELIANCE ON SUCH CONTENT. DOW JONES AND ITS AFFILIATES, AGENTS AND LICENSORS SHALL NOT BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DAMAGES OTHER THAN DIRECT DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, OR SIMILAR DAMAGES) EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. YOU AGREE THAT THE LIABILITY OF DOW JONES, ITS AFFILIATES, AGENTS AND LICENSORS, IF ANY, ARISING OUT OF ANY KIND OF LEGAL CLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE) IN ANY WAY CONNECTED WITH DOW JONES INTERACTIVE OR THE CONTENT IN DOW JONES INTERACTIVE SHALL NOT EXCEED THE AMOUNT YOU PAID TO DOW JONES FOR THE USE OF DOW JONES INTERACTIVE IN THE 12 MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM.

ADDITIONAL LEGAL TERMS AND CONDITIONS

Certain content licensors require Dow Jones to post additional legal terms, particularly as new content is added to Dow Jones Interactive. Additional legal terms and notices regarding Dow Jones Interactive and its content are located in Help "?", under "Additional Legal Terms and Notices." You agree to read and be bound by these additional legal terms and notices. You are urged to consult Help " ?" each time you access Dow Jones Interactive. By accessing Dow Jones Interactive after any additional legal terms or notices are posted, you are agreeing to be bound by these additional legal terms and notices.

Dow Jones may discontinue or change Dow Jones Interactive or certain content within Dow Jones Interactive, or its availability to you, at any time, and you may always terminate your subscription at any time. This Agreement is personal to you, and you may not assign your rights or obligations to anyone. If any provision in this Agreement is invalid or unenforceable under applicable law, the remaining provisions will continue in full force and effect. This Agreement, your rights and obligations, and all actions contemplated by this Agreement shall be governed by the laws of the United States of America and New York State, as if the Agreement was a contract wholly entered into and wholly performed within New York State. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

IF YOU AGREE TO BE BOUND BY ALL OF THE TERMS IN THIS AGREEMENT, PLEASE INDICATE YOUR ACCEPTANCE BELOW:

[I Accept icon]                           [I Reject icon]
          Copyright 1998 Dow Jones & Company, Inc. All rights reserved.

                                    EXHIBIT C
                         CONTACT PERSONS FOR EACH PARTY
FOR DOW JONES
TECHNOLOGY AND COMMUNICATIONS
(From 9AM to 5PM, Monday through
Friday,
Princeton Time)
Steve Catricks
Email:   stevec(gsysdev.dowjones.com
Telephone: 609-520-7651

(At all other times)
Dow Jones Global Operations Desk
Telephone: 609-520-4599

BILLING

Greg Baber
Email:   greg.baber@mindspring.com
Telephone: 609-520-7099



CUSTOMER SERVICE

For Customer Support Questions:
Telephone: 800-369-7466

For Policy & Administration:
Pat Rodeawald
Email:   patr@twsj.dowjones.com
Telephone: 609-520-4066

MANAGEMENT/MISCELLANEOUS

Jessica Perry,
Email: jperry,@wsj.dowjones.com
Telephone: 609-520-4902


FOR GATEWAY

TECHNOLOGY AND COMMUNICATIONS
Bill Seitz
VP Technology
Email:   bill-seitz@mail.medscape.com
Telephone:        212-760-3190
Fax: 212-760-3147







BILLING

Mary Beth L. Dougherty
Director, Business Development
Email:   marybeth_dougherty@maii.medscape.com
Telephone:        212-760-3246
Fax: 212-760-3140

CUSTOMER SERVICE

Mary Beth L. Dougherty
Director, Business Development
Email:   marybeth_dougherty@maii.medscape.com
Telephone: 212-760-3246
Fax: 212-760-3140



MANAGEMENT/MISCELLANEOUS

Mary Beth L. Dougherty
Director, Business Development
Email:   marybeth_dougherty@mail.medscape.com
Telephone: 212-760-3246
Fax: 212-760-3140

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                                    EXHIBIT D

              DOW JONES ONLINE ADVERTISING GUIDELINES (AS OF 12/97)


Advertising or promotional materials related to the following products or services shall not appear on any screen display or web page on which any Publications Library Content, or any Dow Jones trademark, trade name or logo, appears:

Tobacco products

Pornography or "adult services", including, without limitation, massage parlors or escort services

Alcohol

Firearms

Employment recruiting

Advertisements for any product or service which gratuitously or excessively uses the word "sex" or other sexually explicit or vulgar term or description

Games of chance, lotteries, gambling sites, and other products, services or web sites involving wagering or betting

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                                    EXHIBIT E

                           COMMISSION; MONTHLY REPORT

Commission

For each calendar month during the Term, Dow Jones shall pay Gateway a Commission equal to twenty percent (20%) of the Fees billed by Dow Jones for Publications Library usage by Publications Library Subscribers who originated their Publications Library accounts through the Gateway Service, minus: (1) an amount reasonably accrued for anticipated bad debt, not to exceed three percent (3%); (2) billing adjustments (other than bad debt), refunds and credits made in the ordinary course of business; and (3) sales taxes.

Monthly Report

The Monthly Report will contain information sufficient to determine how Dow Jones calculated the Commission, including the Fees billed, the amount of the subtractions set forth above under "Commission", and how the Commission was calculated.